UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 1, 2014, WCI Communities, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  A total of 21,600,686 shares of common stock were present or represented by proxy at the meeting, representing approximately 83.2% of the Company’s total outstanding common stock as of March 12, 2014, the record date for the Annual Meeting.  Below are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on March 21, 2014.

Item 1—Election of Directors

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes

Patrick J. Bartels, Jr.	20,215,350	69,121	1,316,215
Keith E. Bass	20,225,314	59,157	1,316,215
Michelle MacKay	20,205,783	78,688	1,316,215
Darius G. Nevin	20,251,519	32,952	1,316,215
Stephen D. Plavin	20,203,783	80,688	1,316,215
Charles C. Reardon	20,251,794	32,677	1,316,215
Christopher E. Wilson	20,215,075	69,396	1,316,215

Based on the foregoing votes, each of the seven nominees named in the table above was elected and will serve as a director until the 2015 annual meeting of stockholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal.

Item 2—Ratification of Appointment of Independent Registered Public Accounting Firm

	Votes
Votes For	Against	Abstentions

21,548,221	52,465	—

Based on the foregoing votes, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Date: May 2, 2014